CONSENT OF INDEPENDENT AUDITORS

             We consent to the incorporation by reference in this Form 8-K of California Microwave, Inc. of our report dated August 5, 1994, except for Note 9 as to which the date is February 2, 1995, with respect to the consolidated financial statements of Microwave Networks Incorporated included in Amendment No. 4 to the Registration Statement (Form S-4 No. 33-57593) of California Microwave, Inc. as filed on May 1, 1995 with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP
                                           ERNST & YOUNG LLP

             Houston, Texas
             June 14, 1995